                                       LEASE

          LEASE, dated November 5, 1997, between THE QUADRANT CORPORATION, a Washington corporation ("Landlord"), and ADVANCED DIGITAL INFORMATION CORPORATION, a Washington corporation, ("Tenant").

          1. BASIC LEASE TERMS. This Section sets forth certain basic terms of this Lease for reference purposes. This Section is to be read in conjunction with the other provisions of this Lease; provided, however, to the extent of any inconsistency between this Section and the other provisions of this Lease, this Section shall control.

LEASED PREMISES (See Section  2)
     Business Park            Quadrant Willows
                              Corporate Center

     Building Name            Building A

     Address                  11431 Willows Road
                              Redmond WA  98073

     Rentable Sq. Ft. ("RSF") Approx. 64,780 RSF

RENT; PREPAID RENT; SECURITY DEPOSIT
     (See Sections 5 and 6)

     Base Monthly Rent

     Mo.   1 -  36:                $79,032/Mo.
     ($14.64/RSF/year)
     Mo.  37 -  72:                $86,157/Mo.
     ($15.96/RSF/year) Mo.  73 - 120:
                   $93,877/Mo.
     ($17.39/RSF/year)

     Security Deposit      $79,032
     Prepaid Rent          $ -0 -

TERM (See Section  3)

     Commencement Date        4/1/98
     Rent Commencement Date   4/1/98
     Expiration Date          3/31/2008
     Length of Term           120 months
     Extension Options        See Section  1A.2

PERMITTED USE (See Section  7)

     Office, laboratory, light manufacturing, and repair and maintenance of electronic products, sales activities directly related thereto and such other lawful uses permitted by and in compliance with applicable governmental regulations

OPERATING EXPENSES (See Section  8)

     Tenant's Share      100%

     Additional Rent     Estimated to be
                         $30,500/Month
                         ($5.65/RSF/year) until first
                         annual adjustment

PARKING (See Section 24) 195 stalls

CC&R'S (See Sections  8 and 22)

   Declaration of Covenants, Conditions, Easements & Restrictions Applicable to
     Quadrant Willows Corporate Center

BROKERS (See Section  36)

     For Tenant     CB Commercial

     For Landlord   CB Commercial

ADDRESSES FOR NOTICES (See Section  29)

     Landlord:
               The Quadrant Corporation
               Quadrant Plaza, Suite 500
               NE 8th Street at 112th Ave. NE
               Bellevue, WA  98004
               Tel:  425-455-2900
               Fax: 425-646-8300
               Attn: Wally Costello
     Tenant:
               Advanced Digital Information Corporation
               P.O. Box 97057
               Redmond, WA 98073-9757
               Attn: Leslie S. Rock
               Tel: 425-881-8004
               Fax: 425-881-2296

     1A. SPECIAL LEASE TERMS. The following additional Lease terms shall apply. To the extent of any inconsistency between this Section 1A and the other provisions of this Lease, this Section 1A shall control.


          1A.1 CONSTRUCTION OF PREMISES. The Premises are to be constructed pursuant to the terms and conditions of the Work Letter of even date herewith attached as EXHIBIT B hereto (the "Work Letter"), together with such additional written understandings and agreements as may be mutually entered into concerning the construction of the Premises. (The Work Letter and all such additional understandings and agreements regarding the construction of the Premises shall be collectively referred to as the "Work Documents").

          1A.1.1 MEASUREMENT. The [RSF] contained in the Premises has been determined under this Lease to be 64,780 S. F. [RSF] based upon a measurement equal to the "Construction Area" (for a single-tenant building), as defined in the Building Owners and Managers Association International (BOMA) American National Standard Method for Measuring Floor Area in Office Buildings, as approved June 7, 1996, by reference to the Building Shell Construction Documents as defined in the Work Letter, which measurement Landlord and Tenant accept, approve and agree. Landlord and Tenant further acknowledge and agree that the calculation of Base Monthly Rent on a per [RSF] basis is for convenience of calculation purposes only in order to determine the Base Monthly Rent. Any actual measurement of the square footage or rentable square footage of the Premises and Building shall not be relevant to or control the calculation of Base Monthly Rent.

          1A.1.2 DELIVERY OF POSSESSION. Except as provided in the Work Letter, if Landlord, for any reason whatsoever, cannot deliver possession of the Premises to the Tenant at the Scheduled Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, except as provided in the Work Letter. Delays which may occur in achieving Substantial Completion of construction of the Building and Premises shall be addressed as set forth in the Work Letter; and Landlord and Tenant understand and agree that such delays may result in extension of the Scheduled Commencement Date as set forth in the Work Letter.

          1A.2  OPTIONS TO EXTEND TERM.

                1A.2.1 Tenant shall have two successive options to extend the Term of this Lease for an additional three years. Each such option may be exercised by Tenant only by written notice of exercise to Landlord no earlier than 18 months and no later than 12 months prior to the expiration of the then-effective Term.

                1A.2.2 Upon such exercise, the parties shall be obligated under all the terms and conditions of this Lease through the extended Term, except that Monthly Base Rent during the extension of the Term shall be equal to the higher of (i) the Monthly Base Rent in the final month of the then-effective Term or (ii) 95% of the fair market rent for the Premises as of 90 days after Tenant's notice of exercise.

                1A.2.3 Within 20 days of Tenant's notice of exercise, Landlord shall propose a Base Monthly Rent for the extended Term. The parties shall negotiate in good faith, but if they are unable to agree upon such Base Monthly Rent by 30 days after the delivery of Landlord's proposal, then either party may elect to cause such Base Monthly Rent to be determined by reference to the appraised fair market rent. Such election shall be made by such party by notice to the other party, including in such notice the designation of an appraiser. The other party may accept such appraiser or designate another appraiser within 10 days of such notice. If it does not designate another appraiser in such period, it shall be deemed to have accepted the first appraiser. If a second appraiser is designated, the two appraisers shall promptly appoint a third appraiser.

                1A.2.4 Each appraiser shall determine the fair market rent for the Premises for the extended Term by reference to all factors deemed appropriate in his or her professional opinion, and notify the parties within 30 days of the date of appointment of the last appraiser of such fair market rent. The Base Monthly Rent for the extended Term shall be calculated as provided in Section 1.A.2.1 by reference to the fair market monthly rent determined by the single appraiser or, if there are three appraisers, the mean average of the two closest fair market monthly rents.

                1A.2.5 All appraisers under this appraisal provision shall be independent certified professional appraisers with at least five years' experience appraising office properties/business park complexes in the Cities of Redmond and Bellevue. If there are three appraisers, each party shall pay for the cost of its designated appraiser and 50% of the cost of the third appraiser. If there is only one appraiser, each party shall pay 50% of the cost of such appraiser.

                1A.2.6 Tenant may not exercise its option to renew the Term at any time in which it is in Default under this Lease. If Tenant becomes in Default under this Lease after exercise of its option to extend the Term but before the commencement of the extended Term, Landlord may, in addition to its other remedies under this Lease, elect to terminate such extension by notice in writing to Tenant, whereupon the Term shall expire without any such extension.

          1A.3 SUBLEASE; ASSIGNMENT. Tenant will be given the right to sublease or assign any or all of the leased premises so long as Tenant remains liable for the lease. Landlord's consent to any proposed sublease or assignment of all or any part of the Premises shall not be unreasonably withheld; provided, however, that Landlord's rejection of any proposed subtenant or assignee based upon Landlord's determination, in the exercise of its sole discretion, that use of the Premises by such proposed subtenant or assignee is inconsistent or incompatible with the uses then allowed in the Business Park shall not be deemed to be an unreasonable withholding of Landlord's consent.

          1A.4 SIGNAGE. Exterior signage shall be provided by Landlord identifying Tenant at the main entrance on the west side of the Building; and Business Park directory signage shall be provided by Landlord (or by the Owner' Association under the CC&R's) identifying Tenant at the entrance to the Business Park; provided, however, maintenance of such signage shall constitute an Operating Expense. At Tenant's expense, Tenant shall have the right to install an identifying signage (with no greater than 30 inch high letters) on the east elevation of the Building visible to Willows Road; and exterior identification signage on the west side of the Building.

          1.A.5 PARKING. The covered parking spaces contained within the Building shall be exclusively available to Tenant and shall not be available for use in common with other tenants, owners or occupants of the Business Park.

          1.A.6 UTILITIES. At Tenant's request, Tenant may be billed directly by utility providers for some or all of utility services provided to the Building and Premises. In such event those utility expenses will not be considered as Operating Expenses or Additional Rent, however, if Tenant fails to timely pay for such utility services, Landlord shall have the right to pay such utility expenses on behalf of Tenant and Tenant shall reimburse Landlord as Additional Rent for such payment within five (5) days of Landlord's demand. In addition, if Tenant fails to timely pay any utility expenses, Tenant shall forfeit at Landlord's option the right to pay utility expenses through direct billing and utility expenses shall then be included as Operating Expenses.

          1.A.7 RETURN OF SECURITY DEPOSIT. If Tenant is not in Default on the first day of Month 61 of the Term, then the Security Deposit shall either by returned to Tenant within five business days of notice of its election, or shall be applied to the Rent due for Month 62 of the Term, at Tenant's option.

     2. PREMISES. Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord the Premises described on EXHIBIT A-1 and consisting of approximately the RSF designated in Section 1. The Premises constitute the entirety of the Building, located on the real property described on EXHIBIT A-2 ( "Property"). The Premises, Building, and Property are part of a business park described on EXHIBIT A-3 ("Business Park").

     3.   TERM.

          3.1 The term of this Lease ("Term") shall commence on the Commencement Date set forth in Section 1, subject to Section 4.

          3.2   The Term shall expire on the Expiration Date set forth in
     Section 1, unless sooner terminated or extended as provided in this Lease.

     4. CONSTRUCTION OF PREMISES; EARLY POSSESSION; DELAYED DELIVERY OF POSSESSION.

          4.1 Any improvements to or construction on the Premises shall be carried out in accordance with the Work Documents.

          4.2 If Landlord permits Tenant to occupy the Premises prior to the Commencement Date set forth in Section 1, the Commencement Date shall be such date of occupancy. Tenant's occupancy prior to the originally scheduled Commencement Date shall be subject to all the provisions of this Lease and shall not advance the Expiration Date.

          4.3 If Landlord for any reason cannot deliver possession of the Premises to Tenant at the Commencement Date, (i) the Commencement Date shall be the date on which possession of the Premises is delivered to Tenant, (ii) this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, (iii) the Rent Commencement Date shall be delayed to the same extent as the delay in the Commencement Date, except as provided in Section 4.4, (iv) the Expiration Date shall be adjusted so that the length of the Lease Term remains as provided in Section 1, and (v) Landlord and Tenant shall execute an amendment to this Lease setting forth the adjusted Commencement Date and Expiration Date.

          4.4 If Tenant causes any delay in Landlord's completion of the Premises, thereby delaying Tenant's occupancy of the Premises beyond the Commencement Date set forth in Section 1, then Landlord may at its option require Tenant to commence payment of Rent on the Rent Commencement Date set forth in Section 1 notwithstanding such delay in delivery of possession.

     5.   RENT.

          5.1   Tenant shall pay to Landlord the Base Monthly Rent specified in
     Section 1 and the Additional Rent as set forth in Section 8 and elsewhere in this Lease (the Base Monthly Rent and the Additional Rent are collectively referred to as "Rent"). Rent shall be paid in advance, on or before the first day of each calendar month of the Lease Term.

          5.2 Rent shall be paid without prior notice, demand, set off, counterclaim, deduction or defense and, except as otherwise expressly provided in this Lease, without abatement or suspension.

          5.3 Payment of Rent shall begin on the Rent Commencement Date set forth in Section 1, subject to Section 4. Rent for any period during the Lease term that is for less than one month shall be prorated for the actual number of days in such period.

          5.4 All Rent shall be paid to Landlord at the address for notices set forth in Section 1, in lawful money of the United States of America, or to such other person or at such other place as Landlord may from time to time designate in writing.

     6.   PREPAID RENT AND SECURITY DEPOSIT.

          6.1 Upon execution of this Lease, Tenant shall pay to Landlord the Prepaid Rent and Security Deposit set forth in Section 1 (the Prepaid Rent and the Security Deposit being collectively referred to as the "Deposit").

          6.2 Landlord shall have the right to all or any part of the Deposit to cure any Default by Tenant under this Lease or to compensate Landlord for any damage sustained by it resulting from such Default. In the event of any such application of the Deposit, Tenant shall, on demand, immediately pay to Landlord the amount necessary to replenish the Deposit to the amount set forth in Section 1.

          6.3 If Tenant is not in Default at the expiration or termination of this Lease, Landlord shall return the remaining Security Deposit to Tenant, less any amounts necessary to return the Premises to their original condition, reasonable wear and tear excepted.

          6.4 In the event this Lease is terminated before the end of the Term for any reason, any Rent paid for any period after the date of such termination shall be treated as an addition to the Security Deposit.

          6.5 Landlord's obligations with respect to the Security Deposit are those of a debtor and not a trustee. Landlord may maintain the security deposit separate from Landlord's general funds or may commingle the Security Deposit with other funds of Landlord. No interest shall accrue for Tenant on the Deposit.

     7.   USE OF PREMISES.

          7.1   Tenant shall use the Premises only for the purpose set forth in
     Section 1. Tenant acknowledges that it has determined to its satisfaction that the Premises can be used for those purposes. Tenant waives any right to terminate this Lease in the event the Premises cannot be used for such purposes during the Term. The Premises may not be used for any other purpose without Landlord's written consent.

          7.2 Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything therein which will in any way increase the cost of or affect any fire or other insurance upon the Building or any part thereof or any of its contents, or cause cancellation of any insurance policy covering the Building or any part thereof or any of its contents.

          7.3 Tenant shall not do or permit anything to be done in or about the Premises that will obstruct or interfere with the rights of other tenants or occupants of the Building or Business Park or injure them or their property, or use or allow the Premises to be used for any unlawful purpose or in any way constituting a nuisance.

     8.   ADDITIONAL RENT FOR OPERATING EXPENSES.

          8.1 TENANT PAYMENT. Tenant shall pay, as Additional Rent, all Operating Expenses. Operating Expenses shall be payable on or before the first day of the first full calendar month of the Term or upon the Commencement Date, whichever first occurs, and on the first day of each successive calendar month thereafter during the Term in the same manner as Base Monthly Rent.

          8.2 ACCOUNTING PERIOD. An accounting period is a calendar year; except the first accounting period shall commence on the Commencement Date and end on December 31 of the same calendar year. The last accounting period shall end on the Expiration Date of the Lease Term. Annualized Operating Expenses shall be prorated on a per diem basis for any accounting period that is less than a full calendar year.

          8.3 ADJUSTMENT. Landlord can adjust the Operating Expenses at the commencement of each new accounting period throughout the Lease term, whereupon Tenant's Additional Rent shall be adjusted accordingly. Prior to each January 1 of the Term, Landlord shall furnish Tenant a written statement of the estimated monthly Operating Expenses for the coming calendar year. The estimated monthly Operating Expenses for the period before the first January 1 after the Commencement Date will be provided by Landlord to Tenant no later than 90 days prior to the Commencement Date. Landlord may, by written notice to Tenant, revise its estimate of Operating Expenses from time to time.

          8.4 RECONCILIATION. Within 90 days after each January 1 during the Term, or as soon thereafter as practicable, Landlord shall deliver to Tenant a written statement setting forth the actual Operating Expenses during the preceding calendar year (or portion of such calendar year after the Commencement Date). To the extent actual Operating Expenses exceeded the estimated Operating Expenses paid by Tenant, Tenant shall pay Additional Rent to Landlord within 30 days after receipt of such statement by Tenant. To the extent actual Operating Expenses were less than the estimated Operating Expenses paid by Tenant, Tenant shall receive a credit against its next payable Rent or such amount shall otherwise be refunded to Tenant as Landlord determines in its sole discretion.

          8.5 DEFINITIONS. "Operating Expenses" means all expenses and charges incurred by Landlord in the operation of the Building, Property and Common Areas (as defined in the CC&R's), as a first-class facility, including without limitation the following costs by way of illustration:
     (i) all real property taxes, assessments and other general or special charges levied during the Term by any public, governmental or quasi-governmental authority against the real or personal property included in the Building or the Property, including without limitation Landlord's personal property used in the maintenance, repair or operation of the Building or the Property, or any other tax on the leasing of the Building or on the rents from the Building (other than any federal, state or local income or franchise tax); (ii) any and all assessments, fees, charges and impositions Landlord must pay for the Building, Property or Common Areas pursuant to the CC&R's, transportation or any other improvement monitoring or management plans, or any other covenant, condition or reciprocal easement agreements; (iii) electricity, gas and similar energy sources, refuse collection, water, sewer and other utilities' services for the Building and the Property; (iv) all licenses, permits and inspection fees, property management fees paid to independent or affiliated contractors or to Landlord, and legal, accounting and other professional expenses; (v) all costs and expenses relating to the Premises Maintenance Obligations (as defined in Section 9.1), including reasonable reserves; (vi) all costs and expenses relating to the Premises Services Obligations (as defined in Section 9.2), including reasonable reserves; (vii) all costs of improvements or alterations to the Building and Property required by Laws, or to save labor, or to reduce Operating Expenses; (viii) all premiums and deductibles for liability, property damage, casualty, automobile, rental loss, compensation or other insurance maintained by Landlord for the Building or Property; (ix) the cost (amortized over such reasonable period of time as Landlord shall determine together with market rate interest as reasonably determined by Landlord on the unamortized balance ) of any capital improvements made to the Property or Building by Landlord for the replacement of any

     Building' equipment needed to operate the Building at the same quality levels as prior to the replacement;(x) costs incurred in the management of the Building and Property (including supplies, wages and salaries of employees used in the management, operation and maintenance thereof and payroll taxes and similar governmental charges with respect thereto, and Building management office rental, if any; (xi) any other expense or charge whether or not described above that in accordance with generally accepted accounting and management practices is properly an expense of maintaining, operating or repairing the Building or Property. Operating Expenses shall not include depreciation on the Building or equipment therein, Landlord's executive salaries, real estate brokers' commissions, and costs or expenses for which Landlord is reimbursed or indemnified, by an insurer or condemnor. Landlord shall not collect more than 100% of Operating Expenses and shall not recover any item of cost more than once.

          8.6 TENANT OBLIGATION. Landlord shall have the same rights with respect to Tenant's nonpayment of Operating Expenses as required under this Lease as it has with respect to any other nonpayment of Rent under this Lease.

     9.   PREMISES MAINTENANCE AND SERVICES OBLIGATIONS.

          9.1 PREMISES MAINTENANCE OBLIGATIONS. Landlord shall cause to be performed all repairs, maintenance, replacements, resurfacing and monitoring to the entirety of the Premises, Building and Property, and every part thereof, including, without limitation, the elevator equipment and system, the signs, windows, doors, skylights, landscaping, irrigation system, parking lot, patios, decks, service areas, exterior and interior finishes and painting, roof (so long as such roof repair and maintenance is not a Structural Repair as defined in Section 10.1), heating, ventilating and air conditioning systems, cleaning and refuse removal systems, and similar items, including reasonable reserves, (but excluding the telephone, data, cable television, satellite transmission, computer and security systems of the Premises), and any other reasonable and necessary maintenance, repair and replacement (but excluding Tenant's trade fixtures) required to keep the Premises, Building and Property in first class order, condition and repair and in compliance with all service and maintenance requirements imposed by any warranty, service or maintenance contract in effect for any portion of the Premises, Building or Property (collectively, "Premises Maintenance Obligations").

          9.2 PREMISES SERVICES OBLIGATIONS. Landlord shall arrange for and cause to be provided, all services to the Premises, Building and Property of a continuing nature, including without limitation, janitorial, landscape and irrigation system maintenance, parking lot sweeping and maintenance, window washing, rubbish removal, maintenance of the heating, ventilating, and air conditioning systems, property management services and other similar desired and necessary services (but excluding telephone, cable television, data transmission, satellite transmission, and security system services or computer cabling or wiring) (collectively "Premises Services Obligations").

          9.3   OPERATING EXPENSE.  In the manner and to the extent provided in
     Section 8, any and all costs arising from the performance of the Premises Maintenance and Services Obligations shall be paid in full by Tenant as Additional Rent and Operating Expenses under this Lease.

          9.4 LANDLORD DEFAULT. Landlord shall perform the Premises Maintenance and Service Obligations diligently and promptly as circumstances warrant, but so long as Landlord acts with such diligence, Landlord shall not be liable for any failure to perform the Premises Maintenance and Services Obligations unless such failure shall persist for the period beyond that cure period stated in Section 18.2 after written notice of the failure to perform such Premises Maintenance and Services Obligations is given to Landlord by Tenant.

          9.5 SURRENDER. Tenant shall surrender the Premises to Landlord upon the expiration or sooner termination of this Lease, in the same condition as when received, excluding ordinary wear and tear. Upon expiration or termination of this Lease, any and all damage done to the Premises as a result of Tenant's removal of any personal property, fixtures or furnishings shall be repaired and the Premises restored, at Tenant's expense.

          9.6 NO OBLIGATION TO ALTER. Except as specifically provided elsewhere in this Lease, Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof. Tenant affirms that Landlord has made no representations to Tenant about the condition of the Premises or the Building, except as specifically herein set forth.

          9.7 TENANT WAIVER. Tenant waives the right to make repairs at Landlord's expense under any law, statute, or ordinance now or hereafter in effect.

     10.  STRUCTURAL AND UTILITY MAINTENANCE AND REPAIR RESPONSIBILITY.

          10.1 STRUCTURAL REPAIRS. Subject to the provisions of Section 15, Landlord shall, at Landlord's expense, maintain, repair and replace the roof structure, all exterior and bearing walls, the floor slab and the foundation of the Building ("Structural Repairs"). Landlord shall give reasonable advance notice to Tenant of such repairs to the extent practical and feasible.

          10.2 UTILITIES REPAIRS. Subject to the provisions of Section 15, Landlord shall, at Landlord's expense, if required, or cause the utility purveyor to maintain, repair and replace the underground electrical, water, sewer and plumbing utility systems serving the Buildings insofar as such utility systems are located outside the Building between the public right of way and the Building , and the conduits and pipes or wiring located therein and forming a part thereof, ("Utility Systems Repairs").

          10.3 TENANT'S RESPONSIBILITY. To the extent that such Structural Repairs or Utility Systems Repairs are necessitated in part or in whole by the act, neglect, fault, or omission of any duty by the Tenant, its agents, servants, employees, or invitees, Tenant shall pay to Landlord the reasonable costs of such Structural Repairs or Utility Systems Repairs, within thirty (30) days after Landlord's submission of a reasonably detailed invoice for the same, but only to the extent such costs were necessitated by the act, neglect, fault or omission of any duty by the Tenant. Landlord shall not be liable for any failure to make any such Structural Repairs or Utility Systems Repairs, unless such failure shall persist after Landlord's receipt of written notice from Tenant and beyond the cure periods set forth in Section 18.2.

     11.  UTILITIES AND SERVICES.

          11.1 LANDLORD RESPONSIBILITY. Landlord shall arrange for and cause to be provided, at Tenant's expense, heat, light, water, electricity, gas and any and all other utility services, excluding, however, telecommunicaions and data communications services, telephone service, cable television service, satellite transmission service, if any, or computer cabling or wiring.

          11.2 TENANT RESPONSIBILITY. Tenant shall pay, as Additional Rent, prior to delinquency, for heat, light, water, electricity, gas and any and all other utility services supplied to the Premises and will pay any required deposits therefor.

          11.3 FAILURE OF SERVICES. In the event of any failure or interruption of such utilities and services, Landlord shall diligently attempt to resume service promptly. Tenant shall not be entitled to any abatement or reduction of Rent by reason of any failure or interruption of utilities or services, no eviction of Tenant shall result from any such failure or interruption, and Tenant shall not be relieved from the performance of any obligation in this Lease because of such failure or interruption.

     12. LIMITS ON LANDLORD'S LIABILITY. Landlord's liability in respect of its obligations under Sections 9, 10 and 11 to repair and maintain portions of the Premises and Building and to provide utilities and services (collectively, "Repair and Service Obligations") is subject to the following limitations:

          12.1 CIRCUMSTANCES BEYOND LANDLORD'S CONTROL. Landlord shall not be liable for any failure of Repair and Service Obligations when such failure is caused by (i) strikes, lockouts or other labor disturbance or labor dispute of any character, (ii) governmental regulation, moratorium or other governmental action, (iii) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel from the providers thereof,
     (iv) acts of God or (v) any other cause beyond Landlord's reasonable control.

          12.2 LANDLORD LIABILITY. Subject to Section 12.1, Landlord shall not be liable for any failure of Repair and Service Obligations, unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance or of the interruption of services is given to Landlord by Tenant. Landlord shall not be liable for any injury to or interference with Tenant's business arising from the making of any repairs, alterations, or improvements in or to any portion of the Building, the Premises, or the Property, or to fixtures, appurtenances, and equipment therein, or the failure of Repair and Service Obligations. Without limiting the generality of this Section 12, in no event shall Landlord have any liability for consequential damages resulting from any act or omission of Landlord in respect of its Repair and Service Obligations, even if Landlord has been advised of the possibility of such consequential damages.

          12.3 RENT ABATEMENT. Except as specifically provided in Sections 15 and 16, there shall be no abatement of Rent in any circumstance under this Lease.

     13. ALTERATIONS AND ADDITIONS BY TENANT. With the prior written consent of Landlord, Tenant may make at its expense additional improvements or alterations to the Premises. Any repairs or new construction by Tenant shall be done in conformity with plans and specifications approved by Landlord, by contractors approved by Landlord (including a requirement for union labor), and subject to Landlord's reasonable rules and regulations regarding such construction. All work performed shall be done lien-free in a workmanlike manner and shall become the property of Landlord. Landlord may require that Tenant provide to Landlord, at Tenant's expense, a lien and completion bond in an amount equal to 150% of the estimated cost of any improvements, additions, or alterations in the Premises. Landlord shall not unreasonably withhold its consent to Tenant's proposed alterations or improvements if the conditions of this Section 13 are satisfied. Landlord may require Tenant to remove any improvements or alterations at the expiration or termination of the Term, such removal to occur at Tenant's expense; and Tenant shall repair all damage to the Premises or Building occurring as a result of such removal. In the event Tenant fails to remove any improvements or alterations as required by Landlord or repair any damage occurring during such removal, Landlord shall be entitled to remove any improvements or alterations or make such repairs, at Tenant's expense, and shall further be entitled to draw upon the Deposit.

     14.  INSURANCE; INDEMNITY.

          14.1 TENANT WAIVER. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for injury or damage to any person or property in or about the Premises, Building, Property or Common Areas by or from any cause whatsoever, including without limitation any acts or omissions of any other tenants, licensees or invitees of the Building.

          14.2 TENANT INDEMNITY. Tenant shall indemnify and defend (using legal counsel acceptable to Landlord) Landlord and hold Landlord harmless, from and against any and all loss, cost, damage, liability and expense (including reasonable attorneys' fees) whatsoever that may arise out of or in connection with Tenant's occupation, use or improvement of the Premises, or that of its employees, agents or contractors, or Tenant's breach of its obligations under this Lease. To the extent necessary to fully indemnify Landlord from claims made by Tenant or its employees, this indemnity constitutes a waiver of Tenant's immunity under the Washington Industrial Insurance Act, RCW Title 51. This indemnity shall survive the expiration or termination of the Term.

          14.3 LANDLORD RESPONSIBILITY. The exculpation, release and indemnity provisions of Sections 14.1 and 14.2 shall not apply to the extent the subject claims thereunder were caused by Landlord's gross negligence or willful misconduct. However, in no event shall Landlord be liable to Tenant for consequential damages.

          14.4 TENANT INSURANCE. Tenant shall procure and maintain throughout the Term at Tenant's expense, the following insurance:

                 14.4.1 Comprehensive general public liability insurance, insuring Tenant against liability arising out of the Lease and the use, occupancy, or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of not less than $5,000,000 combined single limit for injury to or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence (or in such amount as Landlord determines in its reasonable discretion). Such policy shall insure the operations of independent contractors and contractual liability (covering the indemnity in Section 14.2) and shall: (i) name Landlord as an additional insured, (ii) provide a waiver of subrogation endorsements with respect to Landlord, and (iii) provide that it is primary and noncontributing with any insurance in force or on behalf of Landlord.

                 14.4.2 Standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("All-Risk") and sprinkler leakage. This insurance policy shall be upon all personal property for which Tenant is legally liable or that was installed at Tenant's expense, and that is located in the Building or Premises, including without limitation all Tenant's furnishings, fixtures, furniture, fittings, and equipment and all improvements to the Premises installed by Tenant, in an amount not less than 90% of the full replacement cost thereof. In the event of a dispute as to the amount of full replacement cost, the decision of Landlord or any mortgagees of Landlord shall be conclusive. Such policy shall also include business interruption coverage, covering direct indirect loss of Tenant's earnings attributable to Tenant's inability to use fully or obtain access to the Premises or Building, in an amount as will properly reimburse Tenant. Such policy shall name Landlord and any mortgagees of Landlord as insured parties, as their respective interests may appear.

                 14.4.3 Workman's Compensation and Employer's Liability Insurance (as required by state law).

                 14.4.4 Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself.

          14.5 POLICIES. All policies of insurance to be obtained by Tenant hereunder shall be in a form satisfactory to Landlord and shall be issued by insurance companies holding a General Policyholder Rating of "A" and a Financial Rating of "X" or better in the most current issue of Best's Insurance Guide. Tenant shall provide Landlord with certificates of such insurance. No such policy shall be cancelable or reducible in coverage except after 30 days' prior written notice to Landlord. Tenant shall, within ten days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as Additional Rent.

          14.6 LANDLORD'S INSURANCE. Landlord shall maintain liability and casualty insurance for the Building and Property adequate in Landlord's judgment to cover (with deductibles deemed appropriate by Landlord) the risks customarily insured against by owners of properties similar to the Building.

          14.7 PROCEEDS. The proceeds of any insurance policies maintained by or for the benefit of Landlord shall belong to and be paid over to Landlord. Any interest or right of Tenant in any such proceeds shall be subject to Landlord's interest and right in such proceeds.

          14.8 WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Tenant and Landlord each waives its entire right of recovery, claims, actions, or causes of action against the other for loss or damage to the Premises, Building, or Property or any personal property of such party therein that is caused by or incident to the perils covered by normal extended coverage clauses of standard fire insurance policies carried by the waiving party and in force at the time of damage or loss. Tenant and Landlord each waives any right of subrogation it may have against the other party to the extent of recovery under any such insurance, and shall cause each insurance policy obtained by it to provide that the insurance company waives all right to recovery by way of subrogation against the other party in connection with any such loss or damage. If either Landlord or Tenant is unable to obtain its insurer's permission to waive any claim against the other party, such party shall promptly notify the other party of such inability.

          14.9 NOTICE OF ACCIDENTS. Tenant shall promptly notify Landlord of any casualty or accident occurring in or about the Premises.

     15.  DESTRUCTION.

          15.1 If the Premises or the Building is destroyed by fire, earthquake, or other casualty to the extent that they are untenantable in whole or in part as reasonably determined by Landlord, then Landlord shall have the right but not the obligation to proceed with reasonable diligence to rebuild and restore the Premises or the Building or such part thereof.

          15.2 Landlord shall within 30 days after such destruction or injury notify Tenant whether Landlord intends to rebuild. If Landlord fails to notify Tenant within such period, then this Lease shall terminate as of the end of such period.

          15.3 During the period from destruction or damage until restoration (or termination of this Lease), Rent shall be abated in the same ratio as that portion of the Premises which Landlord determines is unfit for occupancy shall bear to the whole Premises. If damage is due to the fault or neglect of Tenant or its agents, employees, invitees, or licensees, there shall be no abatement of Rent.

          15.4 Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, paintings, floor covering, or any other improvements to the Premises installed by Tenant. Instead, if Landlord repairs or rebuilds the Premises under this Section 15, Tenant shall repair or rebuild such Tenant-installed improvements and other items of property

          15.5 Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, the property of Tenant, or any inconvenience or annoyance occasioned by such damage, repair, reconstruction, or restoration.

     16.  CONDEMNATION.

          16.1 If all or part of the Premises are taken under power of eminent domain, or sold under the threat of the exercise of said power, this Lease shall terminate as to the part so taken as of the date the condemning authority takes possession.

          16.2 If more than 25% of the floor area of Premises is taken by condemnation, Landlord or Tenant may, by written notice to the other within ten days after notice of such taking, terminate this Lease as to the remainder of the Premises as of the date the condemning authority takes possession.

          16.3 If Landlord or Tenant does not so terminate, this Lease shall remain in effect as to such remainder, except that the Rent shall be reduced in the proportion that the rentable floor area taken bears to the original rentable total floor area. However, if circumstances make abatement based on floor area unreasonable, the Rent shall abate by a reasonable amount to be determined by Landlord. In the event that neither Landlord nor Tenant elects to terminate this Lease, Landlord's responsibility to restore the remainder of the Premises shall be limited to the amount of any condemnation award allocable to the Premises, as determined by Landlord.

          16.4 Any award for the taking of all or part of the Premises under the power of eminent domain, including payment made under threat of the exercise of such power, shall be the property of Landlord, whether made as compensation for diminution in value of the leasehold or for the taking of the fee or as severance damages. Tenant shall only be entitled to such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right for the loss of or damage to improvements to the Premises installed by Tenant, Tenant's trade fixtures and removable personal property. Landlord shall not be liable to Tenant for the loss of the use of all or any part of the Premises taken by condemnation.

          16.5 Landlord shall have the exclusive authority to grant possession and use to the condemning authority and to negotiate and settle all issues of just compensation or, in the alternative, to conduct litigation concerning such issues; provided, however, that Landlord shall not enter into any settlement of any separate award that may be made to Tenant as described in Section 16.4 without Tenant's prior approval of such settlement, which approval shall not be unreasonably withheld.

     17.  ASSIGNMENT AND SUBLETTING.

          17.1 Tenant shall not assign this Lease, or sublet the Premises or any part thereof, either by operation of law or otherwise, or permit any other party to occupy all or any part of the Premises, without first obtaining the written consent of Landlord. Tenant shall propose such assignment or sublease by written notice to Landlord, and such notice shall specify the use of the Premises or such part thereof as contemplated by such proposed assignee or sublessee and an effective date which shall be the first day of a calendar month and shall be not less than 60 days after the date of such notice. This Lease shall not be assignable by operation of law. Tenant shall further provide to Landlord other information and creditworthiness materials concerning any proposed assignee or sublessee as is requested by Landlord.

          17.2 If Tenant is a corporation, any transfer of this Lease from Tenant by merger, consolidation, or liquidation, or any change in the ownership of or power to vote 50% or more of the outstanding voting stock of Tenant shall constitute an assignment under this Lease. If Tenant is a partnership or limited liability company, any change in the identity or majority ownership of partners or members in Tenant serving as general partner or manager or owning 50% or more of the outstanding economic interests in such entity shall constitute an assignment under this Lease.

          17.3 In the alternative to consenting to a proposed assignment or sublease, Landlord shall have the right to recapture the Premises, or applicable portion thereof. Landlord may exercise such right by notice to Tenant within 20 days after receipt of Tenant's notice. Such recapture shall terminate this Lease as to the applicable portion of the Premises effective on the effective date proposed in Tenant's notice.

          17.4 If Landlord elects not to recapture and thereafter elects to gives its consent to the proposed assignment or sublease, (i) Landlord may charge Tenant a reasonable sum to reimburse Landlord for legal and administrative costs incurred in connection with such consent; (ii) in the event of an assignment or a sublease, Tenant shall remain liable to Landlord for the performance of all of Tenant's obligations under this Lease.

          17.5 If this Lease is assigned pursuant to the provisions of the Revised Bankruptcy Act, 11 U.S.C. Section 101 et seq., any and all consideration paid or payable in connection with such assignment shall be Landlord's exclusive property and paid or delivered to Landlord, and shall not constitute the property of tenant or tenant's estate in bankruptcy. Any person or entity to whom the Lease is assigned pursuant to the Revised Bankruptcy Act shall be deemed automatically to have assumed all of Tenant's obligations under this Lease.

          17.6 In the event of any sale of the Building or Property, or any assignment of this Lease by Landlord, Landlord shall be relieved of all liability under this Lease arising out of any act, occurrence, or omission occurring after sale or assignment; and the purchaser or assignee at such sale or assignment or any subsequent sale or assignment of Lease, the Property, or Building, shall be deemed without any further agreement to have assumed all of the obligations of the Landlord under this Lease accruing after the date of such sale or assignment.

          17.7 Subject to the provisions of this Section 17, this Lease shall be binding upon and inure to the benefit of the parties, their heirs, successors and assigns.

     18.  DEFAULT.

          18.1 The occurrence of any one or more of the following events shall constitute a material default and breach of the Lease by Tenant ("Default"):

                 18.1.1 vacation or abandonment of all or any portion of the Premises;

                 18.1.2 failure by Tenant to make any payment required as and when due, where such failure shall continue after three days' written notice from Landlord;

                 18.1.3 failure by Tenant to observe or perform any of the covenants, conditions, or provisions of this Lease, other than the making of any payment, where such failure shall continue after 30 days' written notice from Landlord;

                 18.1.4 the making by Tenant of any general assignment or general arrangement for the benefit of creditors; (ii) the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, the same is dismissed within 30 days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease; (iv) the seizure by any department of any government or any officer thereof of the business or property of Tenant; and (v) adjudication that Tenant is bankrupt.

          18.2 Tenant shall notify Landlord promptly of any Default by Tenant (or event or occurrence which, with the passage of time, the giving of notice, or both, would become a Default) that by its nature is not necessarily known to Landlord.

          18.3 Landlord shall be in default if it fails to observe or perform any of the covenants, conditions, or provisions of this Lease, where such failure shall continue after 30 days' written notice from Tenant; provided, however, that if the nature of Landlord's obligation is such that more than 30 days are required for performance, Landlord shall not be in default if Landlord commences performance within 30 days after Tenant's notice and thereafter completes such performance diligently and within a reasonable time. Tenant shall copy Landlord's lender with any such notice of default, if Tenant has been provided with the name and address of any such lender.

          18.4 In no event shall a default by Landlord under this Lease give rise to any right of Tenant to terminate this Lease or withhold or offset the payment of Base Monthly Rent or Additional Rent. The obligations of Tenant to pay Base Monthly Rent and Additional Rent shall continue unaffected in all events unless suspended or terminated pursuant to an express provision of this Lease.

     19.  REMEDIES IN DEFAULT.

          19.1 In the event of any Default by Tenant, Landlord may, at any time without waiving or limiting any other right or remedy, do any one or more of the following: (i) re-enter and take possession of the Premises,
     (ii) pursue any remedy allowed by law or equity, and/or (iii) terminate this Lease.

          19.2 Whether Landlord has elected to terminate this Lease or not, Tenant agrees to pay Landlord the cost of recovering possession of the Premises, the expenses of reletting, and any other costs or damages arising out of Tenant's Default, including without limitation the costs of removing persons and property from the Premises, the costs of preparing or altering the Premises for reletting, broker's commissions, and attorneys' fees.

          19.3 No re-entry or taking possession of the Premises by Landlord pursuant to this Section 19, or acceptance of Tenant's keys to or surrender of the Premises shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

          19.4 Notwithstanding any reentry or termination, the liability of Tenant for the Rent shall continue for the balance of the Term, and Tenant shall make good to Landlord any deficiency arising from reletting the Premises at a lesser rent than the Rent provided for in this Lease. Tenant shall pay such deficiency each month as the amount thereof is ascertained by Landlord.

     20. ACCESS. Tenant shall permit Landlord to enter the Premises at all reasonable times for the purpose of inspecting, altering, and repairing the Premises and the Building and ascertaining compliance with the provisions of this Lease by Tenant. The existence or exercise of such right of access shall not be construed as imposing any obligation on Landlord to inspect, discover or correct or repair any condition in the Premises or the Building. Landlord may also show the Premises to prospective purchasers or tenants at reasonable times, provided that Landlord shall not materially interfere with Tenant's business operation.

     21. HOLD-OVER TENANCY. If without execution of a new Lease or written extension Tenant shall hold over after the expiration or termination of the Term, with Landlord's written consent, Tenant shall be deemed to be occupying the Premises as a Tenant from month to month, which tenancy may be terminated as provided by law, unless the parties agree otherwise at the time of Landlord's consent. If Tenant shall hold over after expiration or termination of the Term without Landlord's written consent, the Base Monthly Rent payable shall be 200% of the Base Monthly Rent payable in the last month prior to expiration or termination of the Term, and Tenant shall continue to pay Additional Rent. During any such tenancy, Tenant shall continue to be bound by all of the terms, covenants, and conditions of this Lease, insofar as applicable.

     22. COMPLIANCE WITH LAWS. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any applicable law, statute, ordinance, or governmental rule or regulation and the CC&R's and any other restrictive covenants and obligations created by private contracts which affect the use and operation of the Premises, Building, Common Areas or Business Park, now or hereafter in force ("Laws"). Tenant shall at its sole cost and expense promptly comply with all Laws, including without limitation the Americans with Disabilities Act, and with the requirements of any board of fire insurance underwriters, Insurance Service Office, or other similar bodies now or hereafter constituted, relating to, or affecting the use or occupancy of the Premises. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action, whether Landlord be a party thereto or not, that Tenant has violated any Laws, shall be conclusive of the fact as between Landlord and Tenant.

     23. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the rules and regulations that Landlord shall from time to time promulgate. Landlord reserves the right from time to time to make all reasonable modifications to such rules and regulations. Additions and modifications to rules and regulations shall be binding on Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any rules or regulations by any other tenants or occupants of the Building.

     24. PARKING. Tenant shall have the right to use, on a first-come, first served basis, in common with other tenants and occupants of the Building and Business Park, in compliance with all Laws, up to the number of parking stalls specified in Section 1, as designated by Landlord and available for use by all tenants of the Business Park, their guests and invitees, located within the Building or the Business Park (which designated parking facilities Landlord may change at any time and from time to time in its sole discretion), subject to the rules and regulations and any charges that may be established or altered for such parking facilities from time to time.

     25. ESTOPPEL CERTIFICATES. Tenant shall execute, within ten business days following Landlord's request, a certificate in such reasonable form as may be required by Landlord or a prospective purchaser, mortgagee or trust deed beneficiary, or Landlord's successor after a sale or foreclosure, certifying:
(i) the Commencement Date of this Lease, (ii) that the Lease is unmodified and in full force and effect, (or if there have been modifications hereto, that this Lease is in full force and effect, and stating the date and nature of such modifications); (iii) that there have been no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement, (iv) the dates to which the Base Monthly Rent, Additional Rent and other charges have been paid, and (v) any other information reasonably requested by the requesting party. Such certificate may be relied upon by Landlord and/or such other requesting party. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except to the extent represented by Landlord, that there are no uncured defaults in Landlord's performance under this Lease, and that not more than one month's Rent has been paid in advance. Tenant's failure to deliver said statement within ten business days of request, shall constitute Tenant's Default.

     26. SUBORDINATION. Tenant agrees that this Lease shall be subordinate to the lien of any mortgage, deeds of trust, or ground leases now or hereafter placed against the Property or Building, and to all renewals and modifications, supplements, consolidations, and extensions thereof. Notwithstanding the foregoing, Landlord reserves the right, however, to subordinate or cause to be subordinated any such mortgage, deed of trust or ground lease to this Lease. Upon a foreclosure or conveyance in lieu of foreclosure under such mortgage or deed of trust, or a termination of such ground lease, and a demand by Landlord's successor, Tenant shall attorn to and recognize such successor as Landlord under this Lease. Tenant shall execute and deliver on request and in the form requested by Landlord, any instruments reasonably necessary or appropriate to evidence, effect or confirm such subordination. Should Tenant fail to sign and return any such documents within ten business days of request, Tenant shall be in Default. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant.

     27. REMOVAL OF PROPERTY. On expiration or other termination of this Lease, Tenant shall remove (i) all personal property of Tenant on the Premises, including without limitation all Tenant's furnishings, fixtures, furniture, fittings, cabling, wiring and equipment; (ii) all improvements to the Premises installed by or at the expense of Tenant other than such improvements as have become the property of Landlord under Section 13; and (iii) at Landlord's request, all non-standard or specialty improvements made to the Premises by Landlord or Tenant. Tenant shall repair or reimburse Landlord for the cost of repairing any damage to the Premises resulting from the installation or removal of such property of Tenant. All property of Tenant remaining on the Premises after reentry or termination of this Lease shall conclusively be deemed abandoned and may be removed by Landlord. Landlord may store such property of Tenant in any place selected by Landlord, including but not limited to a public warehouse, at the expense and risk of the owner thereof, with the right to sell such stored property of Tenant without notice to Tenant. The proceeds of such sale shall be applied first to the cost of such sale, second to the payment of the cost of removal and storage, if any, and third to the payment of any other amounts that may then be due from Tenant to Landlord under this Lease, and any balance shall be paid to Tenant.

     28. PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all personal property taxes payable with respect to all property of Tenant located on the Premises or the Building and promptly upon request of Landlord shall provide satisfactory evidence of such payment. "Personal property taxes" under this Section 28 shall include all property taxes assessed against the property of Tenant, whether assessed as real or personal property.

     29. NOTICES. All notices under this Lease shall be in writing. Notices shall be effective (i) when mailed by certified mail, return receipt requested
(ii) when personally delivered, or (iii) when sent by fax, in each case to the address or fax number of the receiving party set forth in Section 1. Either party may change its address and fax number for notices by notice to the other from time to time.

     30. CONDITION OF PREMISES. Except as otherwise provided in Landlord's warranties set forth in the Work Letter, by taking possession of the Premises, Tenant accepts the Premises as being in good, sanitary order, condition and repair, and further accepts all aspects of the Premises, Building, Property and Business Park in their present condition, AS IS, including latent defects, without any representations or warranties, express or implied, from Landlord.

     31.  HAZARDOUS SUBSTANCES.

          31.1 Tenant shall not, without first obtaining Landlord's prior written approval, generate, release, store, deposit, transport, or dispose of (collectively "Release") any hazardous substances, sewage, petroleum products, hazardous materials, toxic substances or any pollutants or substances, defined as hazardous or toxic in applicable federal, state and local laws and regulations ("Hazardous Substances") in, on or about the Premises. In the event, and only in the event, Landlord approves such Release of Hazardous Substances on the Premises, such Release shall occur safely and in compliance with all applicable federal, state, and local laws and regulations.

          31.2 Tenant shall indemnify and defend (with counsel approved by Landlord) Landlord, and hold Landlord harmless, from and against any and all claims, liabilities, losses, damages, cleanup costs, and expenses (including reasonable attorneys' fees) arising out of or in any way relating to the Release by Tenant or any of its agents, representatives, employees or invitees, or the presence of any Hazardous Substances in, on or about the Premises occurring as a result of or in connection with Tenant's use or occupancy of the Premises at any time after the Commencement Date.

          31.3 Landlord shall have the right from time to time to enter the Premises, Building and Property and inspect the same for the presence of Hazardous Substances and compliance with the provisions of this Section 31 and inspect the Premises, Building and Property. Landlord may cause tests to be performed for Hazardous Substances on the Premises from time to time. Tenant shall bear the cost of the first such test in any calendar year and any other such test that occurs upon a reasonable suspicion by Landlord that there may be Hazardous Substances in the Premises in violation of Tenant's obligations under this Lease.

          31.4 The provisions of this Section 31 shall survive the expiration or termination of this Lease with respect to any occurrences during the Term.

     32. SIGNS. Tenant shall not place upon or install in windows or other openings or exterior sides of doors or walls of the Premises any symbols, drapes, or other materials without the written consent of Landlord. Tenant shall observe and comply with the requirements of all Laws.

     33.  GENERAL PROVISIONS.

          33.1 ATTORNEYS' FEES. In the event Landlord reasonably requires the services of any attorney in connection with any Default or violation by Tenant of the terms of this Lease or the exercise by Landlord of its remedies for any Default by Tenant under this lease, or a request by Tenant for Landlord's waiver of any terms of this Lease or extension of time to perform or pay any obligation of Tenant under this Lease, Tenant shall promptly on demand reimburse Landlord for its reasonable attorneys' fees incurred in such instance. In the event of any litigation, arbitration or other proceeding (including proceedings in bankruptcy and probate and on appeal) brought to enforce or interpret or other wise arising under this Lease, the substantially prevailing party therein shall be entitled to the award of its reasonable attorneys' fees, witness fees, and court costs incurred therein and in preparation therefor.

          33.2 GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Washington.

          33.3 CUMULATIVE REMEDIES. No remedy or election under this Lease shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

          33.4 EXHIBITS; ADDENDA. Exhibits and Addenda, if any, affixed to this Lease are a part of and incorporated into this Lease.

          33.5 INTERPRETATION. This Lease has been submitted to the scrutiny of all parties hereto and their counsel, if desired, and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by any party hereto or its counsel.

          33.6 JOINT OBLIGATION. If there is more than one Tenant under this Lease, the obligations hereunder imposed upon Tenants shall be joint and several.

          33.7 KEYS. Upon expiration or termination of this Lease, Tenant shall surrender all keys to the Premises to Landlord at the place then fixed for payment of Rent and shall inform Landlord of all combination locks, safes, and vaults, if any, in the Premises.

          33.8 LATE CHARGES; INTEREST. Late payment by Tenant to Landlord of Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be difficult and impractical to ascertain. Such costs include without limitation processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, Tenant shall pay to Landlord as Additional Rent a late charge equal to five percent of such installment as liquidated damages for such late payment, other than for time value damages. Payment of the Rent via Tenant's delivery of a check returned for "Insufficient Funds" shall constitute the delinquent payment of Rent and shall be subject to the late charge and interest provisions of this Section. In addition, any Rent or other sums due under this Lease to Landlord that is not paid when due shall bear interest at the rate per annum of two percent over the prime rate in effect at Seattle-First National Bank, Main Office, on the day such Rent or other sum was due. The existence or payment of charges and interest under this Section shall not cure or limit Landlord's remedies for any Default under this Lease.

          33.9 LIGHT, AIR, AND VIEW. Landlord does not guarantee the continued present status of light, air, or view in, to or from the Premises.

          33.10 MEASUREMENTS. All measurements of the Premises stated in this Lease, even if approximations, shall govern and control over any actual measurement of the Premises. The Rent provided in this Lease and Tenant's Share shall not be modified or changed by reason of any measurement or re-measurement of the Premises or the Building that may occur after the date of this Lease, and is agreed by Landlord and Tenant to constitute the negotiated rent for the Premises. The foregoing shall not be deemed to modify any obligation of Landlord to construct the Premises in accordance with the Work Letter.

          33.11 NAME. Tenant shall not use the name of the Building or Business Park for any purpose other than as an address of the business conducted by the Tenant in the Premises.

          33.12 PRIOR AGREEMENTS; AMENDMENTS. This Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreements of understandings pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

          33.13 RECORDATION. Tenant shall not record this Lease or a short form memorandum of this Lease without the prior written consent of Landlord.

          33.14 LIABILITY. If Landlord is a partnership, any claim by Tenant against Landlord shall be limited to the assets of such partnership, and Tenant expressly waives any right to proceed against the partners or the officers, directors, or shareholders of any partner in Landlord, except to the extent necessary to subject the assets of such partnership to such claim.

          33.15 SEVERABILITY. That any provision of this Lease is invalid, void, or illegal shall in no way affect, impair, or invalidate any other provision of this Lease and such other provision shall remain in full force and effect.

          33.16 TIME. Time is of the essence of this Lease and each of its provisions.

          33.17 WAIVER. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord's duly authorized representatives. The waiver by either party of any provision of this Lease shall not be deemed to be a waiver of such provision or any other provision, in any subsequent instance. The acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding Default or breach by Tenant under this Lease, whether known or unknown to Landlord, other than the failure of the Tenant to pay the particular Rent so accepted.

          33.18 NO WASTE. Tenant shall not commit or suffer to be committed any waste, damage or nuisance in or upon the Premises.

          33.19 QUIET ENJOYMENT. Provided Tenant observes its obligations under this Lease, its quiet enjoyment of the Premises throughout the Term shall not be disturbed.

     34.  AUTHORITY OF TENANT.

          34.1 If Tenant is a corporation, each individual executing this Lease on behalf of Tenant represents and warrants that (s)he is duly authorized by all necessary action of the directors of Tenant to execute and deliver this Lease on behalf of Tenant, and that this Lease is binding upon Tenant in accordance with its terms.

          34.2 If Tenant is a partnership or limited liability company, each individual executing this Lease on behalf of Tenant represents and warrants that (s)he is duly authorized in accordance with Tenant's partnership agreement or limited liability company agreement by all necessary action of the partners or members or managers of Tenant to execute and deliver this Lease on behalf of Tenant, and, and that this Lease is binding upon Tenant in accordance with its terms.

     35. FINANCIAL STATEMENTS. Tenant shall furnish to Landlord from time to time, within 30 days of request, Tenant's most recent financial statements, including at a minimum a balance sheet, income statement and statement of changes in financial condition, or the equivalent, dated as of and for a period ending not more than one quarter prior to the date of delivery. Such statements shall be in the form furnished to Tenant's principal lender and/or to Tenant's shareholders or other owners, but at a minimum shall be reviewed or compiled by an independent certified public accountant. Landlord shall not request financial statements under this Section more than once each calendar year.

     36. COMMISSIONS. Any commissions payable as a result of the execution of this Lease shall be paid pursuant to a separate commission contract. Each party represents and warrants to the other that it has not had dealings with any real estate broker, agent or salesperson, other than the Broker identified in Section 1 of this Lease, if any, with respect to this Lease that would cause the other party to have any liability for any commissions or other compensation to such broker, agent or salesperson, and that no such broker, agent or salesperson has asserted any claim or right to any such commission or other compensation. Such representing party shall defend and indemnify the other party and hold the other party harmless from and against any and all loss, cost, liability, damage and expense (including reasonable attorneys' fees) whatsoever that may arise out of the breach of such representation and warranty.

     EXECUTED the day and year above written.

                                        LANDLORD:

                                        THE QUADRANT CORPORATION


                                        By______________________________________
                                          __________________, its ______________

                                        TENANT:

                                        ADVANCED DIGITAL INFORMATION CORPORATION


                                        By______________________________________
                                          __________________, its ______________

STATE OF WASHINGTON )
                    )ss.
COUNTY OF ________  )

     On this ____ day of ______________, 19____, before me, the undersigned, a Notary Public in and for the State of Washington, personally appeared ______________ ___________________, to me known to be the ____________________
of THE QUADRANT CORPORATION, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute the said instrument on behalf of said corporation.

     WITNESS MY HAND AND OFFICIAL SEAL hereto affixed the day and year first above written.

                                        ________________________________________
                                        Name ___________________________________
                                        NOTARY PUBLIC in and for the State of
                                        Washington,
                                        residing at ___________________________.
                                        My commission expires _________________.

STATE OF __________________   )
                              )ss.
COUNTY OF ________            )

     On this ____ day of ______________, 19___, before me, the undersigned, a Notary Public in and for the State of __________, personally appeared ______________ ___________________, to me known to be the ____________________
of ADVANCED DIGITAL INFORMATION CORPORATION, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute the said instrument on behalf of said corporation.

     WITNESS MY HAND AND OFFICIAL SEAL hereto affixed the day and year first above written.

                                        ________________________________________
                                        Name ___________________________________
                                        NOTARY PUBLIC in and for the State of
                                        Washington,
                                        residing at ___________________________.
                                        My commission expires _________________.

                                     EXHIBIT A-1

                                    THE BUILDING

The entirety of Floors 1 and 2 of the Building located on the Property, bearing a street address of 11431 Willows Road, Redmond, Washington.

                                     EXHIBIT A-2

                                PROPERTY DESCRIPTION


Lot 1, Quadrant Willows Corporate Center as delineated on according to the Binding Site Plan, filed in Volume 181 of Plats, Pages 5 through 11, inclusive, and recorded July 9, 1997 under Recording No. 9707091343, records of King County, Washington.

                                    EXHIBIT A-3

                             BUSINESS PARK DESCRIPTION


Lots 1, 2, 3, 4, 5, 6 and 7, Quadrant Willows Corporate Center as delineated on according to the Binding Site Plan, filed in Volume 181 of Plats, Pages 5 through 11, inclusive, and recorded July 9, 1997 under Recording No. 9707091343, records of King County, Washington, excepting therefrom that portion conveyed to the City of Redmond by Deed recorded July 9, 1997, under Recording No. 9707091385, records of King County Washington.

                                WORK LETTER AGREEMENT

     Work Letter Agreement ("Agreement"), dated as of the 5 day of November, 1997, by and between THE QUADRANT CORPORATION, a Washington corporation ("Landlord"), and ADVANCED DIGITAL INFORMATION CORPORATION, a Washington corporation ("Tenant").

                                       RECITALS

     Concurrently with the execution of this Agreement, Landlord and Tenant have entered into a lease ("Lease") covering certain premises ("Premises") more particularly described in EXHIBIT A-1 attached to the Lease.

     In order to induce Tenant to enter into the Lease and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows. Capitalized terms used herein shall have the meanings ascribed to them in the Lease.

1.   COMPLETION SCHEDULE

     1.1. Attached is a schedule ("Work Schedule") setting forth a timetable for the planning and completion of the installation of the Tenant Improvements to be constructed in the Premises prior to the Commencement Date of the Lease. The Work Schedule sets forth each of the various items of work to be done by or approval to be given by Landlord and Tenant in connection with the completion of the Tenant Improvements. The Work Schedule shall be the basis for completing the Tenant Improvement work. Landlord and Tenant shall each exert their good faith, reasonable and diligent efforts to achieve completion or approval of the matters described in the Work Schedule on or before the dates set forth therein; and Landlord and Tenant each agree to promptly and diligently respond to all questions and concerns raised by architects, engineers and other consultants in connection therewith. If Landlord or Tenant, as the case may be, do not complete the stated approval or item by the applicable date shown in the Work Schedule, the provisions of Section 8 shall apply.

2.   CONSTRUCTION OF BUILDING SHELL

     2.1. Landlord shall cause the Building Shell to be substantially completed sufficient for the issuance of a temporary certificate of occupancy for the Premises on or before the Commencement Date of the Lease in substantial accordance with those certain drawings and specifications issued by Lance Mueller & Associates: Building A design drawings marked "Construction Set for Building 'A'", dated 30-May-97; Construction Specification for Quadrant Willows Corporate Center, dated Mar-1996; Building A supplemental drawings marked "Building 'A' Core Bid Set", dated 18-Aug-997; "Building 'A' Lobby Finish Supplement", dated 18-Aug-97 ("Building Shell Plans").

     2.2. The Building Shell shall include the following improvements constructed in substantial accordance with the Building Shell Plans, which shall not constitute any part of the Tenant Improvements and shall not be included within the Tenant Improvement Allowance described in
          Section 7:

          2.2.1. Heating, ventilating and air conditioning system ("HVAC") properly sized for Tenant with the main distribution of the HVAC to each floor of the Building;

          2.2.2. Finished lobby serving the Building;

          2.2.3. Installation of the elevator serving the Building;

          2.2.4. Restrooms on each floor of the Building large enough to accommodate each entire floor;

          2.2.5. Showers on one floor with one stall for men and one stall for women.

          2.2.6  Main electrical service brought to the electrical room.

3.   TENANT IMPROVEMENTS; TENANT IMPROVEMENT PLANS

     3.1. In this Agreement "Tenant Improvements" shall include all work to be done in the Premises pursuant to the Tenant Improvements Plans described in and developed in accordance with this Section 3, as modified by Tenant pursuant to Section 4. Landlord and Tenant shall prepare Schematic Space Plan for the Tenant Improvements in accordance with the Work Schedule, upon which Schematic Space Plan, Landlord and Tenant shall then prepare the Tenant Improvements construction documents, (i.e., final working drawings and specifications for the Tenant Improvements) for the approval of Landlord and Tenant in accordance with the Work Schedule, which Tenant Improvements construction documents shall then constitute the "Tenant Improvements Plans".

     3.2. After determination of the Tenant Improvements Plans, the same shall be submitted to the appropriate governmental body for plan checking and issuance of necessary permits and approvals. Landlord, with Tenant's cooperation, shall cause to be made any changes in the Tenant Improvements Plans necessary to obtain such permits and approvals.

4.   TENANT REQUESTED CHANGES TO TENANT IMPROVEMENTS PLANS

     4.1. After determination of the Tenant Improvements Plans, Tenant may, at Tenant's election, request revisions, modifications, changes and amendments to the Tenant Improvements Plans; and, subject to Landlord's consent and approval, in the exercise of Landlord's reasonable discretion, the Tenant Improvements Plans shall be so revised, provided, however, that all costs relating to re-design of the Tenant Improvements for such change, costs for changes to the Tenant Improvements Plans, additional permitting or fees which may be required in connection with such change, and any increased Tenant Improvements construction costs shall be paid first from any Tenant Improvement Allowance savings and second by Tenant.

           Additionally, delays resulting from any such changes together with the time period for the preparation of estimates and review and approval by Landlord and Tenant shall constitute a Tenant Delay in accordance with the provisions of Section 8 herein. If approved by Landlord, changes to the Tenant Improvements Plans shall be evidenced by written change order signed by Landlord, Tenant and the construction contractor. Landlord shall have the right to decline Tenant's request for a change to the Tenant Improvements Plans if such changes are inconsistent with the other provisions of this Agreement or if the change would, in Landlord's opinion, delay completion of the Tenant Improvements beyond the Commencement Date.

5.   DETERMINATION OF FINAL PRICING

     5.1. After the determination of the Tenant Improvements Plans, Landlord shall prepare a final pricing for tenant's approval in accordance with the Work Schedule, taking into account any modifications which may be required to reflect changes in the Tenant Improvements Plans required by such governmental body in connection with the issuance of permits and approvals. In Landlord's preparation of such final pricing, Landlord and Tenant shall have the opportunity to obtain competitive subcontractor bids for the construction of the Tenant Improvements.

6.   CONSTRUCTION OF TENANT IMPROVEMENTS

     6.1. Landlord shall cause the Tenant Improvements to be substantially completed sufficient for the issuance of a temporary certificate of occupancy for the Premises on or before the Commencement Date of the Lease in accordance with the provisions set forth in this Work Letter. Landlord shall supervise the completion of such work and shall use diligent efforts to secure substantial completion of the work in accordance with the Work Schedule. The cost of such work shall be paid as provided in Section 7.

     6.2. In connection with the construction of the Tenant Improvements, Landlord and Tenant shall arrange for Tenant to have access to the Premises commencing approximately 10 days prior to the estimated date for substantial completion shown on the Work Schedule, in order to allow Tenant to install telephone lines and telephone systems, fiber optics, computer cabling, and related similar matters, and, on a "space ready" basis only, to commence installation of Tenant's trade fixtures. Tenant shall schedule installation of such items with Landlord and Landlord's contractor so as not to unreasonably impede, interfere with or delay the progress of construction of the Tenant Improvements; and Tenant shall perform such installation in accordance with guidelines promulgated by Landlord's contractor. Delay, interference or damage arising out of Tenant's installation of such items shall constitute a Tenant Delay under Section 8. Any and all costs of installation of such items shall be at Tenant's sole cost and expense.

     6.3. During the period of construction of the Tenant Improvements, Landlord shall consult with Tenant from time to time as necessary to achieve approval of certain matters and installations related to the Tenant Improvements.

           Such approvals shall be forthcoming from Tenant within a reasonable time period as requested by Landlord, which time period shall enable Landlord to maintain the schedule for substantial completion of the Tenant Improvements stated in the Work Schedule. Failure of Tenant to respond within such requested time period shall constitute a Tenant Delay.

     6.4. During the period of construction of the Tenant Improvements, Landlord and Tenant shall meet at regular meetings occurring at least once monthly regarding the status of the construction and occurring at least once weekly during the final month of construction. If timely, matters requiring Tenant's approval may be determined at such meetings and decisions shall be reflected in the minutes of such meetings.

7.   PAYMENT OF COST OF THE TENANT IMPROVEMENTS

     7.1. Tenant is entitled to a "Tenant Improvement Allowance" of $22 per rentable square foot ("RSF" as defined in the Lease), plus $165,000. Such Tenant Allowance shall be used only for:

           7.1.1. Payment of the cost of preparing the space plan and final working drawings and specifications, including mechanical, electrical, plumbing and structural drawings and of all other aspects of the Tenant Improvement Plans; provided, however that Landlord shall provide $0.15/RSF allowance to Tenant for the cost of preliminary space plans with respect to the Tenant Improvements.

           7.1.2. The payment of plan check, permit and license fees relating to construction of the Tenant Improvements.

           7.1.3. Construction of the Tenant Improvements, including without limitation the following:

                    7.1.3.1.   Installation within the Premises of all
                              partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items.

                    7.1.3.2.   All electrical wiring, lighting fixtures, outlets
                              and switches and other electrical work to be installed within the Premises.

                    7.1.3.3.   The furnishing and installation of all duct work,
                              terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems within the Premises, including the cost of meter and key control for after-hour heating, ventilation and air conditioning.

                    7.1.3.4. Any additional Tenant requirements including but not limited to odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems.

                    7.1.3.5.   All fire and life safety control systems such as
                              fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories installed within the Premises.

                    7.1.3.6.   All plumbing, fixtures, pipes and accessories to
                              be installed within the Premises.

                    7.1.3.7.   All exterior dock improvements in substantial
                              accordance with those specifications for exterior dock improvements ("Dock Plans").

                    7.1.3.8.   Installation within the parking garage of a two
                              stop elevator or product lift in substantial accordance with those specifications for parking garage lift ("Lift Plans").

                    7.1.3.9.  Testing and inspection costs.

                    7.1.3.10. Contractor's fees, including but not limited to
                              any fees based on general conditions.

                    7.1.3.11.  All applicable Washington State sales taxes.

     7.2. Retail sales taxes otherwise applicable to portions of construction of the Building Shell and Tenant Improvements may be eligible for deferral pursuant to RCW 82.63 and WAC 458-20-24003 as a result of the uses intended by Tenant of the Premises. Landlord agrees that in the event Tenant elects to seek such tax deferral, Landlord will cooperate with Tenant's application for the same and shall agree as a part of such application to state that the economic benefit of any such deferral shall be passed to Tenant, provided, however, that:

           7.2.1. Under no circumstances shall such application delay commencement of construction of the Building Shell or any other activity contemplated hereunder;

           7.2.2. In the event retail sales tax for Building Shell or Tenant Improvements is deferred, and if, for any reason, any part of the retail sales tax so deferred is subsequently required to be paid, Tenant shall promptly pay the same, together with any interest, penalties or other charges that are or become due in connection therewith; and

           7.2.3. Tenant shall indemnity and hold Landlord harmless from any and all costs, expenses and claims arising out of or related to any retail sales tax deferral for the Building Shell and Tenant Improvements. The provisions of this Section 7.2 shall survive termination of this Agreement and shall specifically benefit The Quadrant Corporation whether or not The Quadrant Corporation is Landlord under the Lease.

     7.3. The cost of each item shall be charged against the Tenant Improvement Allowance. In the event that the cost of installing the Tenant Improvements, as established by the final pricing schedule to be determined by Landlord and Tenant, exceeds the Tenant Improvement Allowance, or if any of the Tenant Improvements are not to be paid out of the Tenant Improvement Allowance, then the excess shall be paid by Tenant to Landlord not later than ten (10) days after invoice from Landlord to Tenant for the same.

     7.4. If, after the Tenant Improvement Plans have been established and the final pricing has occurred, Tenant shall require changes or substitutions to the Tenant Improvement Plans, any additional costs thereof shall be paid first from any Tenant Improvement Allowance savings and second by Tenant to Landlord not later than ten days after invoice from Landlord to Tenant for the same. Landlord shall have the right to decline Tenant's request for a change to the Tenant Improvement Plans if such changes are inconsistent with the other provisions of this Agreement or if the change would, in Landlord's opinion, delay completion of the Tenant Improvements beyond the Commencement Date.

     7.5. In the event that the cost of the Tenant Improvements increases as set forth in Landlord's final pricing due to the requirements of any governmental agency and such increases exceed any available remaining amount of the Tenant Improvement Allowance, Tenant shall pay Landlord the amount of such increase within ten days after receipt of Landlord's invoice for the same.

     7.6. Any unused portion of the Tenant Improvement Allowance upon completion of the Tenant Improvements shall be paid by Landlord to Tenant or available to Tenant as a credit against any obligations of Tenant under the Lease, as elected by Tenant.

8.   DELAY IN DELIVERY OF POSSESSION

     8.1. To the extent there occurs a delay in completing the Tenant Improvements and delivering possession of the Premises at the Commencement Date, which delay is caused by reason other than: (i) Tenant's failure to meet its obligations under the Lease or this Work Letter Agreement, (ii) Tenant initiated changes to the Tenant Improvements Plans (iii) Tenant's failure to complete its approval of actions in accordance with the Work Schedule, or (iv) interference or damage arising out of Tenant's installation of telephone lines and telephone systems, fiber optics, computer cabling, and related similar matters pursuant to Section 6.3 (collectively subsections (ii) through (v) being referred to as "Tenant Delay"), then Landlord and Tenant agree that as Tenant' s sole remedy for such delay, the Rent Commencement Date shall be postponed one (1) day for each day that the Commencement Date is later than April 1, 1998.

     8.2. To the extent that the delay in delivering possession of the Premises at the Commencement Date is caused by Tenant Delays, then Rent Commencement Date pursuant to the Lease shall be the earlier of the Commencement Date and April 1, 1998. Upon the occasion of a Tenant

           Delay, other than Tenant's failure to meet the requirements of the Work Schedule, Landlord shall notify Tenant of the commencement of such period of Tenant Delay and, if it can be reasonably determined or is known to Landlord, the extent of the Tenant Delay.

9.   SUBSTANTIAL COMPLETION

     9.1. The Tenant Improvements shall be deemed substantially complete notwithstanding the fact that minor details of construction, mechanical adjustments or decorations which do not materially interfere with Tenant's use and enjoyment of the Premises remain to be performed (items normally referred to as "punch list" items).


10.  TENANT REPRESENTATIVE

     10.1. Tenant appoints Leslie S. Rock as Tenant's Representative to act for Tenant in all mattes under this Agreement. All inquiries, requests, instructions, authorizations, and other communications under this Agreement may be made by Landlord to Tenant's Representative.
           Tenant may change the identity of Tenant Representative by notice in writing to Landlord.

11.  LIABILITY FOR PROFESSIONALS

     11.1. Neither Landlord nor Tenant is an architect, contractor, engineer or other licensed professional and, except as otherwise provided in this Agreement or the Lease, neither Landlord nor Tenant shall be responsible or liable to the other for the work performed on their behalf by their respective architects, contractors, engineers, or other licensed professionals.

12.  SIGNAGE DURING CONSTRUCTION

     12.1. During the construction period, to the extent permitted by the City of Redmond and if requested by Tenant, Landlord shall provide at Landlord's expense, signage as large as permitted, stating "Future Home of Advanced Digital Information Corporation".

13.  WARRANTIES

     13.1. Landlord's delivery of occupancy to Tenant shall constitute Landlord's warranty that the Building Shell and Tenant Improvements shall be free of material defects in construction (whether latent or patent) and constructed pursuant to the terms of this Work Letter, and Landlord shall be responsible for the cost of repair or reconstruction of the Building Shell and Tenant Improvements to the extent Landlord is notified in writing by Tenant on or before the expiration of twelve (12) months from the Commencement Date of the particular defects believed to be covered by the warranty made in this sentence. In no event shall Landlord be liable for consequential damages or lost profits in connection with such warranty, even though Landlord may be aware of the possibility that such damages may be suffered. Tenant waives any claim for any such consequential damages or lost profits as a material part of the inducement to Landlord to make such warranty.

     13.2. Landlord shall obtain from all contractors and subcontractors providing material and labor in the construction of the Building and Tenant Improvements all commercially reasonable warranties (including manufacturers' warranties) for their respective materials or labor which are available from such contractors or subcontractors. All such warranties shall be in writing and shall run to Landlord. To the extent there exists any defect in the Building Shell or Tenant Improvements, which is covered by the warranties obtained under this Section, Landlord shall seek to enforce such warranties in accordance with their terms.

14.  GENERAL

     14.1. The provisions of the Lease and of the Exhibits hereto are made a part of this Agreement. The parties shall execute such further documents and instruments and take such other further actions as may be reasonably necessary to carry out the intent and provisions of this Agreement.


     EXECUTED as of the date first above written.

                                        LANDLORD:

                                        THE QUADRANT CORPORATION


                                        By: ___________________________________
                                        __________________________, its
                                        ____________________

                                        TENANT:

                                        ADVANCED DIGITAL INFORMATION
                                        CORPORATION


                                        By: ___________________________________
                                        ______________, its ____________________

                                    WORK SCHEDULE


     10/24/97       Selection of Space Planner

     10/28/97       Determination of Schematic Space Plan

     10/31/97 Architect Completion of Draft Tenant Improvement Plans "Check Set" and Submission to Tenant

     11/7/97        Landlord and Tenant Approve Tenant Improvements Plans

     11/19/97       Approved Tenant Improvements Plans
                    Submitted for Tenant Improvements Construction Permit

     12/5/97        Determination of Final Pricing

     12/17/97 Landlord and Tenant approve pricing and any changes to Tenant Improvement plans.

     1/15/98        Tenant Improvements Construction Permit Issued

     3/18/98 Premises available for Tenant to begin installation of Tenant owned improvements such as furniture, fixtures, telephone and cable. (Tenant and Landlord agreed to work together on the schedule to allow Tenant access for telephone and cable earlier than 3/18/98.)

     4/1/98 Substantial Completion and Issuance of Temporary Certificate of Occupancy

     April 1, 1998  Lease Commencement Date

     [REMAINING DATES TO BE INSERTED AS MUTUALLY AGREED PRIOR TO LEASE
EXECUTION]


                                          1